Exhibit 99.1

FOR IMMEDIATE RELEASE Monday, October 19, 2015	COMPANY CONTACT: Shannon Okinaka, EVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2015 Third Quarter Financial Results

HONOLULU — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2015.

·                  GAAP net income of $70.0 million or $1.15 per diluted share.
·                  Adjusted net income of $78.4 million or $1.29 per diluted share, an increase of $28.9 million or $0.50 cents per diluted share year-over-year.
·                  Adjusted pre-tax margin of 20.0% compared to 12.6% in the prior year period.
·                  Unrestricted cash, cash equivalents and short-term investments of $611 million.
·                  Achieved leverage target at 3.1x.

“We’re pleased with our third quarter results and with the outlook for the remainder of the year” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “Lower fuel prices and strong demand in each of our geographies is more than making up for the growth in industry capacity between the US west coast and Hawai‘i and the strength of the US dollar. Meanwhile, by our high standards we've had a disappointing summer operationally. The combined effects of a gate shortage at Honolulu resulting in part from airport construction and an abrupt change in air traffic control procedures lengthening our flights led to delays for our guests. I would like to thank all of the great employees at Hawaiian since, throughout it all, they’ve worked incredibly hard to mitigate the impact of these external challenges.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of September 30, 2015 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $611 million.
·                  Outstanding debt and capital lease obligations of approximately $914 million consisting of the following:
·                  $665 million under secured loan agreements to finance a portion of the purchase price for 11 Airbus A330-200 aircraft.
·                  $123 million under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.
·                  $97 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.
·                  $26 million under floating rate notes to finance the acquisition of two Boeing 767-300 ER aircraft.
·                  $3 million of convertible senior notes.

In the third quarter, the Company repurchased $1 million (principal balance) of its convertible senior notes outstanding. Repurchases to date have totaled $83 million (principal balance) or 96% of the originally issued principal amount, thereby eliminating the need for the Company to issue 10.5 million shares of its common stock when the notes may have otherwise converted to common stock.

In addition, during the third quarter the Company repurchased 0.9 million shares of its common stock for approximately $20 million for a year-to-date total of 1.6 million shares and $38 million under its previously announced $100 million stock repurchase program.

Third Quarter 2015 Highlights

Operational

·                 Ranked #1 nationally for on-time performance for the months of June and July 2015.

Product and loyalty

·            The comprehensive interior retrofit of the Company's neighbor island fleet remains on schedule for completion by the end of 2015 with 14 of 18 Boeing 717 aircraft completed at the end of the third quarter.
·            Enhanced in-flight service for routes from Japan to Hawai‘i.
·            Official airline of the Oakland Raiders for the 2015 National Football League season.
·            New onboard safety video featuring Hawaiian Airlines crew members and their family members taking guests on a journey to their favorite locations throughout the Hawaiian islands.

Schedule

·               Los Angeles to Lihu‘e, winter seasonal service in December 2015 with new year round service commencing in January 2016.

Fourth Quarter and Full Year 2015 Outlook

The table below summarizes the Company’s expectations for the fourth quarter and full year ending December 31, 2015, expressed as an expected percentage change compared to the results for the corresponding quarter and full year ended December 31, 2014 (the historical results for which are presented for reference).

	Fourth Quarter
Item	2014	Fourth Quarter 2015 Guidance
Cost per ASM Excluding Fuel (cents)	8.12	Up 3% to up 6%
Operating Revenue Per ASM (cents)	13.47	Down 2.5% to down 5.5%
ASMs (millions)	4,269.0	Up 2% to up 4%
Gallons of jet fuel consumed (millions)	57.9	Down 1% to up 1%
Economic fuel cost per gallon (a)	$2.84	$1.75 to $1.85

	Full Year
Item	2014	Full Year 2015 Guidance
Cost per ASM Excluding Fuel (cents)	8.15	Up 1% to up 3%
ASMs (millions)	17,073.6	Up 3% to up 5%
Gallons of jet fuel consumed (millions)	230.2	Up 0.5% to up 2.5%
Economic fuel cost per gallon (a)	$3.03	$2.00 to $2.10

(a) Economic fuel cost per gallon estimates are based on the October 14, 2015 fuel forward curve.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (October 19, 2015) at 5:00 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 11 years (2004-2014) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 86th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile excluding fuel, available seat miles, gallons of jet fuel consumed and economic fuel cost per gallon, each for the quarter and full year ending December 31, 2015; the Company's expectations regarding operating revenue per available seat mile for the quarter ending December 31, 2015; the Company's timing expectations regarding the refurbishment of its Boeing 717 aircraft; the statement of the Company's CEO regarding expectations for the remainder of 2015; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
	(unaudited)			(unaudited)
Operating Revenue:
Passenger	$556,929	$566,985	(1.8)%	$1,525,461	$1,541,795	(1.1)%
Other	74,809	72,477	3.2%	217,852	198,245	9.9%
Total	631,738	639,462	(1.2)%	1,743,313	1,740,040	0.2%
Operating Expenses:
Aircraft fuel, including taxes and delivery	105,483	182,219	(42.1)%	329,329	527,497	(37.6)%
Wages and benefits	125,884	114,469	10.0%	369,875	334,441	10.6%
Aircraft rent	29,544	26,724	10.6%	86,732	79,098	9.7%
Maintenance, materials and repairs	56,196	51,293	9.6%	168,512	168,002	0.3%
Aircraft and passenger servicing	30,284	31,848	(4.9)%	87,948	92,929	(5.4)%
Commissions and other selling	30,305	32,015	(5.3)%	91,217	94,123	(3.1)%
Depreciation and amortization	26,061	24,384	6.9%	78,777	70,960	11.0%
Other rentals and landing fees	24,728	23,637	4.6%	70,807	65,855	7.5%
Other	48,576	46,704	4.0%	142,859	139,335	2.5%
Total	477,061	533,293	(10.5)%	1,426,056	1,572,240	(9.3)%
Operating Income	154,677	106,169	45.7%	317,257	167,800	89.1%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(13,506)	(17,104)		(42,742)	(48,111)
Interest income	691	471		2,052	1,088
Capitalized interest	698	1,834		2,966	6,584
Losses on fuel derivatives	(25,009)	(27,892)		(28,670)	(28,506)
Loss on extinguishment of debt	(54)	—		(7,296)	—
Other, net	(4,515)	(5,114)		(9,325)	(3,804)
Total	(41,695)	(47,805)		(83,015)	(72,749)
Income Before Income Taxes	112,982	58,364		234,242	95,051
Income tax expense	42,953	22,789		89,496	37,224
Net Income	$70,029	$35,575		$144,746	$57,827
Net Income Per Share
Basic	$1.30	$0.66		$2.67	$1.08
Diluted	$1.15	$0.56		$2.32	$0.94
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,731	53,878		54,266	53,359
Diluted	60,828	63,050		62,481	61,685

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended September 30,					Nine months ended September 30,
	2015		2014		% Change	2015		2014		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (c) :
Revenue passengers flown	2,830		2,707		4.5%	8,010		7,638		4.9%
Revenue passenger miles (RPM)	3,882,903		3,780,301		2.7%	10,816,530		10,402,081		4.0%
Available seat miles (ASM)	4,660,211		4,499,108		3.6%	13,326,602		12,795,342		4.2%
Passenger revenue per RPM (Yield)	14.34	¢	15.00	¢	(4.4)%	14.10	¢	14.82	¢	(4.9)%
Passenger load factor (RPM/ASM)	83.3%		84.0%		(0.7) pt.	81.2%		81.3%		(0.1) pt.
Passenger revenue per ASM (PRASM)	11.95	¢	12.60	¢	(5.2)%	11.45	¢	12.05	¢	(5.0)%
Total Operations (c) :
Revenue passengers flown	2,833		2,709		4.6%	8,014		7,641		4.9%
Revenue passenger miles (RPM)	3,884,851		3,783,584		2.7%	10,822,970		10,410,466		4.0%
Available seat miles (ASM)	4,663,198		4,502,856		3.6%	13,334,528		12,804,599		4.1%
Passenger load factor (RPM/ASM)	83.3%		84.0%		(0.7) pt.	81.2%		81.3%		(0.1) pt.
Operating revenue per ASM (RASM)	13.55	¢	14.20	¢	(4.6)%	13.07	¢	13.59	¢	(3.8)%
Operating cost per ASM (CASM)	10.23	¢	11.84	¢	(13.6)%	10.69	¢	12.28	¢	(12.9)%
CASM excluding aircraft fuel (b)	7.97	¢	7.80	¢	2.2%	8.22	¢	8.16	¢	0.7%
Aircraft fuel expense per ASM (a)	2.26	¢	4.04	¢	(44.1)%	2.47	¢	4.12	¢	(40.0)%
Revenue block hours operated	45,404		43,688		3.9%	131,057		124,012		5.7%
Gallons of jet fuel consumed	61,179		60,232		1.6%	176,175		172,333		2.2%
Average cost per gallon of jet fuel (actual) (a)	$1.72		$3.03		(43.2)%	$1.87		$3.06		(38.9)%
Economic fuel cost per gallon (a)(d)	$1.95		$3.10		(37.1)%	$2.12		$3.10		(31.6)%

(a)          Includes applicable taxes and fees.
(b)         Represents adjusted unit costs, a non-GAAP measure. The Company believes this is a useful measure because it better reflects its controllable costs. See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(d) See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended September 30,			Nine months ended September 30,
	2015	2014	% Change	2015	2014	% Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$105,483	$182,219	(42.1)%	$329,329	$527,497	(37.6)%
Realized losses on settlement of fuel derivative contracts	13,777	4,632	197.4%	44,921	6,530	587.9%
Economic fuel expense	$119,260	$186,851	(36.2)%	$374,250	$534,027	(29.9)%
Fuel gallons consumed	61,179	60,232	1.6%	176,175	172,333	2.2%
Economic fuel costs per gallon	$1.95	$3.10	(37.1)%	$2.12	$3.10	(31.6)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. Excluding the impact of these derivative adjustments allows investors to better analyze our operational performance and compare our results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investor to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

	Three months ended September 30,				Nine months ended September 30,
	2015		2014		2015		2014
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported - GAAP	$70,029	$1.15	$35,575	$0.56	$144,746	$2.32	$57,827	$0.94
Add: changes in fair value of derivative contracts, net of tax	8,370	0.14	13,956	0.23	(8,492)	(0.14)	13,185	0.21
Add: loss on extinguishment of debt, net of tax	34	—	—	—	4,385	0.07	—	—
Adjusted net income	$78,433	$1.29	$49,531	$0.79	$140,639	$2.25	$71,012	$1.15

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Income Before Income Taxes, as reported	$112,982	$58,364	$234,242	$95,051
Add: changes in fair value of derivative contracts	13,500	22,260	(13,984)	21,976
Add: loss on extinguishment of debt	54	—	7,296	—
Adjusted Income Before Income Taxes	$126,536	$80,624	$227,554	$117,027

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
GAAP operating expenses	$477,061	$533,293	$1,426,056	$1,572,240
Less: aircraft fuel, including taxes and delivery	(105,483)	(182,219)	(329,329)	(527,497)
Adjusted operating expenses - excluding aircraft fuel	$371,578	$351,074	$1,096,727	$1,044,743
Available Seat Miles	4,663,198	4,502,856	13,334,528	12,804,599
CASM - GAAP	10.23 ¢	11.84 ¢	10.69 ¢	12.28 ¢
Less: aircraft fuel	(2.26)	(4.04)	(2.47)	(4.12)
CASM - excluding aircraft fuel	7.97 ¢	7.80 ¢	8.22 ¢	8.16 ¢

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts and losses on extinguishment of debt from pre-tax margin for the same reasons as described above.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Pre-Tax Margin, as reported	17.9%	9.1%	13.4%	5.5%
Add: changes in fair value of derivative contracts	2.1%	3.5%	(0.7)%	1.2%
Add: loss on extinguishment of debt	—%	—%	0.4%	—%
Pre-Tax Margin, adjusted	20.0%	12.6%	13.1%	6.7%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, the interest rate derivative contract and losses on extinguishment of debt from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investor in assessing the company’s overall debt.

	Twelve months ended
	September 30, 2015
Debt and capital lease obligations	$914,413
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	798,392
Adjusted debt and capital lease obligations	$1,712,805

EBITDAR:
Income Before Income Taxes	$252,638
Add back:
Interest and amortization of debt expense	58,871
Depreciation and amortization	104,192
Rent expense	114,056
EBITDAR	$529,757

Adjustments:
Add: changes in fair value of derivative contracts	7,147
Add: Loss on extinguishment of debt	11,181
Adjusted EBITDAR	$548,085

Leverage Ratio	3.1	x